Report of Independent Registered Public Accounting Firm


To the Board of Directors of
Small Cap Value Fund, Inc.

We have examined management's assertion about Small Cap Value Fund, Inc.'s compliance with the requirements of subsections (b) and (c) of Rule 17f-2 under the
 Investment Company Act of 1940 (the
"Act") as of October 31, 2011 included in the accompanying Management Statement Regarding
Compliance with Certain Provisions of the Investment Company
Act of 1940.  Management is
responsible for the Company's compliance with those requirements.
  Our responsibility is to express an
opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of
Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with those requirements and performing such other procedures as we considered
necessary in the circumstance. Included among our procedures were the following tests performed as of October 31, 2011, and with respect to agreement of security purchases and sales, for the period from May
1, 2011 through October 31, 2011.

*	Confirmation of all securities held by Charles Schwab & Co.
 in book entry form;

*	Reconciliation of all such securities to the books and
records of the Fund and Charles Schwab &
Co.;

*	Agreement of all security purchases and security sales from
 May 1, 2011 to October 31, 2011
from the books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion.  Our examination does not
provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Small Cap Value
Fund, Inc. was in compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of
October 31, 2011 with respect to securities reflected in the investment account of the Company is fairly stated, in all material respects. This report is intended solely for the information and use of management of Small Cap Value Fund, Inc. and the Securities and Exchange Commission and should not be used for any other purpose.

PMB Helin Donovan, LLP

Dallas, TX
November 28, 2011